Exhibit 99

FOR IMMEDIATE RELEASE:

Orrstown Announces Utilization of Existing Share Repurchase Authorization
SHIPPENSBURG, PA (February 25, 2020) -- Orrstown Financial Services, Inc. ("Orrstown" or the “Company”) (NASDAQ: ORRF), the parent company of Orrstown Bank (the “Bank”) and Wheatland Advisors, Inc. ("Wheatland"), announced it has entered orders for its stock pursuant to the previously authorized Company’s 2015 share repurchase program. This program authorized the repurchase of 5% of shares or approximately 416,000 shares. The company has remaining authority to repurchase up to 333,275 shares. At this time, Orrstown is unable to say with certainty whether it will be able to completely execute the intended repurchases with the limitations in place, but management ascertained that market conditions warranted an order that can be filled as shares become available. This order may be cancelled at management’s discretion.

Thomas R. Quinn, Jr., President & CEO, commented, “We remain extremely confident about the core fundamentals of the Company. We continue to make progress on our 2020 strategic goals, including enhancing the profitability of the bank through focus on continuation of growth in our relationship community bank, branch efficiency optimization, balance sheet mix optimization and fee income growth, and improving operational processes to enhance efficiency, while never losing focus on the client experience. We are mindful that a strong capital base is the foundation of future growth and client acquisition. We strive to balance the need to retain capital for growth and return capital to shareholders. In early 2020, we announced a 13.3% increase to our dividend, from $0.15 per share to $0.17 per share. However, recent market conditions have compelled us to utilize our share repurchase authorization as yet another way to return capital to shareholders. We remain unwavering in our commitment to executing our strategic plan and we will use all the tools at our disposal to create value for our shareholders, which may look different as conditions evolve.”

Investor Relations Contact:	Media Contact:
Matthew C. Schultheis	Luke Bernstein
Director Strategic Planning and Investor Relations	Corporate Communications Officer
Phone (717) 510-7127	Phone (717) 510-7107

About the Company

With almost $2.4 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiaries, Orrstown Bank and Wheatland Advisors, Inc., provide a wide range of consumer and business financial services through banking and financial advisory offices in Berks, Cumberland, Dauphin, Franklin, Lancaster, Perry, and York Counties, Pennsylvania and Anne Arundel, Baltimore, Howard, and Washington Counties, Maryland, as well as Baltimore City, Maryland. Orrstown Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. Orrstown Financial Services, Inc.’s common stock is traded on Nasdaq (ORRF). For more information about Orrstown Financial Services, Inc. and Orrstown Bank, visit www.orrstown.com. For more information about Wheatland Advisors, Inc., visit www.wheatlandadvisors.com.

Cautionary Note Regarding Forward-looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements reflect the current views of the Company's management with respect to, among other things, future events and the Company's financial performance. These statements are often, but not always, made through the use of words or phrases such as

“may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company's industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company's control. Accordingly, the Company cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements and there can be no assurances that the Company will be able to continue to successfully execute on our strategic growth plan into Dauphin, Lancaster, York and Berks counties, Pennsylvania, and the greater Baltimore market in Maryland, with newer markets continuing to be receptive to our community banking model; to take advantage of market disruption; and to experience sustained growth in loans and deposits or maintain the momentum experienced to date from these actions. Factors which could cause the actual results of the Company's operations to differ materially from expectations include, but are not limited to: ineffectiveness of the Company's strategic growth plan due to changes in current or future market conditions; the effects of competition and how it may impact our community banking model, including industry consolidation and development of competing financial products and services; the integration of the Company's strategic acquisitions; the inability to fully achieve expected savings, efficiencies or synergies from mergers and acquisitions, or taking longer than estimated for such savings, efficiencies and synergies to be realized; changes in laws and regulations; interest rate movements; changes in credit quality; inability to raise capital, if necessary, under favorable conditions; volatilities in the securities markets; deteriorating economic conditions; expenses associated with pending litigation and legal proceedings; and other risks and uncertainties, including those set forth under the heading "Risk Factors" in the Company's 2018 Annual Report on Form 10-K and subsequent filings. The foregoing list of factors is not exhaustive.

If one or more events related to these or other risks or uncertainties materialize, or if the Company's underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for the Company to predict those events or how they may affect it. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company's behalf may issue.

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